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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


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          SUBSIDIARY                                JURISDICTION OF ORGANIZATION
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
Diamond Offshore Company                                    Delaware
Diamond Offshore Team Solutions, Inc.                       Delaware
Diamond Offshore General Company                            Delaware
Diamond Offshore Services Company                           Delaware
Arethusa Off-Shore Company                                  Delaware
Diamond Offshore Finance Company                            Delaware
Diamond Offshore Drilling Sdn. Bhd.                         Malaysia
Arethusa/Zapata Off-Shore Brasil Ltda.                      Brazil
Diamond Offshore Drilling (Nigeria) Ltd.                    Nigeria
Z North Sea, Ltd.                                           Bermuda
Diamond Offshore Drilling (Netherlands) B.V.                Netherlands
Afcons Arethusa Off-Shore Services Ltd.                     India
Pt Aqza Dharma                                              Indonesia
Diamond Offshore (Singapore) Pte. Ltd.                      Singapore
Diamond Offshore Management Company                         Delaware
Diamond M Corporation                                       Texas
Diamond Offshore Development Company                        Delaware
Diamond Offshore (USA) Inc.                                 Delaware
Storm Nigeria Ltd.                                          Nigeria
Brasdril-Sociedade de Perfuracoes Ltda.                     Brazil
Diamond Offshore Contract Services, S.A.                    Panama
Diamond Offshore Drilling (Overseas) Inc.                   Delaware
Diamond Offshore Drilling Services, Inc.                    Delaware
Diamond Offshore International Limited                      Cayman Islands
Ensenada Internacional, S.A.                                Panama
Diamond Offshore Netherlands B.V.                           Netherlands
Diamond Offshore Drilling Company, N.V.                     Netherlands Antilles
M-S Drilling S.A.                                           Panama
Diamond Offshore (Bermuda) Limited                          Bermuda
Diamond Offshore Limited                                    England
Diamond Offshore Drilling (UK) Limited                      England
Diamond Offshore Drilling (Bermuda) Limited                 Bermuda
Diamond M Servicios Venezuela, S.A.                         Venezuela
Diamond Offshore (Trinidad) L.L.C.                          Delaware
Diamond Offshore Drilling Limited                           Cayman Islands
Diamond Offshore Services Limited                           Bermuda
Diamond Offshore (Brazil) L.L.C.                            Delaware
Diamond Offshore Holding, L.L.C.                            Delaware
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